Exhibit 99.1

InfoLogix Announces 1-for-25 Reverse Stock Split

HATBORO, Pa. — January 4, 2010 — InfoLogix, Inc. (NASDAQ: IFLG), a leading technology provider of enterprise mobility solutions for the healthcare and commercial industries, today announced that the Company’s stockholders have approved a one-for-twenty-five reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Split”).  The Reverse Split was previously disclosed in the proxy materials distributed to the Company’s stockholders in connection with the annual stockholders’ meeting held on December 30, 2009 to authorize, among other things, amending the Company’s certificate of incorporation to effect the Reverse Split.  The Reverse Split will be effective on January 5, 2010 and trading of the Company’s common stock on the NASDAQ Capital Market on a split-adjusted basis, under the new CUSIP number of 45668X204, will begin at the open of trading on January 6, 2010.  The Company’s shares will trade on the NASDAQ Capital Market under the symbol “IFLG” with the letter “D” added to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Split has occurred.

As a result of the Reverse Split, every twenty-five shares of the Company’s common stock that a stockholder owns will be converted into one share of the Company, thus reducing the number of outstanding shares of the Company’s common stock from approximately 93.1 million to approximately 3.7 million as of the close of business on January 5, 2010, the effective date of the Reverse Split.  Following the Reverse Split, the Company will continue to have 100 million authorized shares of common stock and 10 million authorized shares of preferred stock.  Stockholders will receive cash in lieu of fractional shares created as a result of the Reverse Split.

The Company has retained its transfer agent, StockTrans, Inc. (“StockTrans”), to act as exchange agent for the Reverse Split.  StockTrans will manage the exchange of pre-split shares for post-split shares.  As soon as practicable, StockTrans will provide stockholders of record as of the effective time of the Reverse Split with a letter of transmittal providing instructions for the exchange of their certificates representing pre-split shares of common stock for new certificates of post-split shares of common stock.  Stockholders who hold their shares in “street name” will be contacted by the banks or brokers with any relevant instructions.

About InfoLogix, Inc.

InfoLogix is a leading provider of enterprise mobility solutions for the healthcare and commercial industries.  InfoLogix uses the industry’s most advanced technologies to increase the efficiency, accuracy, and transparency of complex business and clinical processes.  With 19 issued patents, InfoLogix provides mobile managed solutions, on-demand software applications, mobile infrastructure products, and strategic consulting services to over 2,000 clients in North America including Kraft Foods, Merck and Company, General Electric, Kaiser Permanente, MultiCare Health System and Stanford School of Medicine.  InfoLogix is a publicly-traded company (Nasdaq: IFLG). For more information visit www.infologix.com.

Safe Harbor

InfoLogix makes forward-looking statements in this press release which represent our expectations or beliefs about future events and financial performance.  Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Forward-looking statements are subject to known and unknown risks and uncertainties, including the risks described in our Annual Report on Form 10-K for the period ended December 31, 2008, our Quarterly Report on Form 10-Q for the period ended September 30, 2009 and other filings we make with the Securities and Exchange Commission.  In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements.  We do not make any commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement is made.